                                                                   EXHIBIT 10.18

                                LOAN AGREEMENT

     This Loan Agreement is entered into as of April 13, 1998 (this "Loan Agreement") between Salon Internet, Inc., a California corporation (herein called "Borrower"), and Imperial Bank (herein called "Bank").

     1.  COMMITMENTS.

          A. REVOLVING LOAN COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each a "Revolving Loan") to Borrower, from time to time and in such amounts as Borrower shall request pursuant to this Section 1.A., up to an aggregate principal amount outstanding under the Revolving Loan Account (as hereinafter defined) not to exceed the least of: (a) $250,000.00 plus eighty percent (80.0%) of Eligible Accounts (as the same may be adjusted from time to time as provided for under Section 9.B. hereof, the "Borrowing Base") or (b) $500,000.00 (the "Revolving Loan Commitment"), as the same may be adjusted in accordance with Sections 1.A.(2) or 1.A.(3) hereof. If at any time or for any reason, the outstanding principal amount of the Revolving Loan Account is greater than the least of, (x) the Borrowing Base or (y) the Revolving Loan Commitment, Borrower shall immediately pay to Bank upon demand, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Revolving Loans shall expire on the Revolving Loan Maturity Date (as hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Provided that no Event of Default (as hereinafter defined) has occurred and is continuing, all or any portion of the Revolving Loans advanced by Bank which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Borrower promises to pay to Bank the entire outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Revolving Loan Account on or before April 12, 1999 ("Revolving Loan Maturity Date").

               (1) REVOLVING LOANS. The amount of each Revolving Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Revolving Loan Commitment (herein called the "Revolving Loan Account") and Bank shall credit the Revolving Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain a Revolving Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with
Section 2 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day (as hereinafter defined) before the day on which the Revolving Loan is to be made. Revolving Loans may only be used for working capital purposes and for the issuance of letters of credit and corporate credit cards as further described below.

                    (A) LETTER OF CREDIT USAGE AND SUBLIMIT. Subject to the availability of the Revolving Loan Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof
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through the Banking Day immediately prior to the Revolving Loan Maturity Date,
Bank shall issue for the account of Borrower such standby and commercial letters of credit ("Letters of Credit") as Borrower may request, which request shall be made by delivering to Bank a duly executed letter of credit application on Bank's standard form; provided, however, that the outstanding and undrawn amounts under all such Letters of Credit (i) shall not at any time exceed $100,000.00 and (ii) shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Loan Commitment. Unless Borrower shall have deposited with Bank cash collateral in an amount sufficient to cover all undrawn amounts under each such Letter of Credit, no Letter of Credit shall have an expiration date that is later than the Revolving Loan Maturity Date. All Letters of Credit shall be in form and substance acceptable to Bank in its sole discretion and shall be subject to the terms and conditions of Bank's form application and letter of credit agreement. Borrower will pay any standard issuance and other fees that Bank notifies Borrower will be charged for issuing and processing Letters of Credit for Borrower.

                    (B) CORPORATE CREDIT CARD USAGE AND SUBLIMIT. Subject to the availability of the Revolving Loan Commitment and in reliance on the representations and warranties of Borrower set forth herein, at any time and from time to time from the date hereof through the Banking Day immediately prior to the Revolving Loan Maturity Date, Bank shall make advances ("Credit Card Advances") under the Revolving Loan Commitment in accordance with the terms and conditions of that certain Credit Card Line of Credit and Security Agreement dated as of April 14, 1997 ("Credit Card Agreement") between Borrower and Bank; provided, however, that (i) such Credit Card Advances shall not at any time exceed $55,000.00 and (ii) the outstanding balance of the charges under the Credit Card (as defined in the Credit Card Agreement), whether or not such charges are due and payable or there has been a Credit Card Advance pursuant to this Section in respect thereof, together with any Credit Card Advances pursuant to this Section in respect thereof, shall be deemed to constitute Revolving Loans for the purpose of calculating availability under the Revolving Loan Commitment. Borrower agrees to pay all fees and expenses, if any, incurred by Bank in connection with any Credit Card Advances made under the Revolving Loan Commitment pursuant to this Section.

               (2) INCREASES UNDER THE REVOLVING LOAN COMMITMENT. Notwithstanding any of the provisions contained in Section 1.A. hereof, upon delivery by Borrower to Bank on or before July 31, 1998 a term sheet accepted by a lead investor (in form acceptable to Bank, the "Term Sheet") for at least $2,500,000.00 of new equity to be contributed to Borrower ("New Equity Round"), Bank hereby agrees to adjust the Borrowing Base and increase the Revolving Loan Commitment as hereinafter set forth and to make Revolving Loans to Borrower up to an aggregate principal amount outstanding under the Revolving Loan Account not to exceed the least of: (a) $500,000.00 plus eighty percent (80.0%) of Eligible Accounts (as the same may be adjusted from time to time as provided for under Section 9.B. hereof) or (b) $750,000.00.

               (3) FURTHER INCREASES UNDER THE REVOLVING LOAN COMMITMENT. Notwithstanding any of the provisions contained in Section 1.A. hereof, upon the date of close of the New Equity Round, and delivery of evidence of same to Bank, Bank hereby agrees to further

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adjust the Borrowing Base and increase the Revolving Loan Commitment as hereinafter set forth and to make Revolving Loans to Borrower up to an aggregate principal amount outstanding under the Revolving Loan Account not to exceed the least of: (a) $250,000.00 plus eighty percent (80.0%) of Eligible Accounts (as the same may be adjusted from time to time as provided for under Section 9.B. hereof) or (b) $1,000,000.00.

               (4) INTEREST PAYMENTS ON REVOLVING LOANS. Borrower further promises to pay to Bank from the date of the advance of the initial Revolving Loan through the Revolving Loan Maturity Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Revolving Loan Account during the immediately preceding month at a rate of interest per annum equal to the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Revolving Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

          B. EQUIPMENT LOAN COMMITMENT. Subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, Bank hereby agrees to make loans (each an "Equipment Loan") to Borrower in such amounts as Borrower shall request pursuant to this
Section 1.B. at any time from the date hereof through December 31, 1998 (the "Equipment Availability End Date"), in an aggregate principal amount not to exceed $300,000.00 (the "Equipment Loan Commitment"). If at any time or for any reason, the outstanding principal amount of the Equipment Loan Account (as hereinafter defined) is greater than the Equipment Loan Commitment, Borrower shall immediately pay to Bank upon demand, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make Equipment Loans shall expire on the Equipment Availability End Date, subject to Bank's right to renew said commitment in its sole and absolute discretion at Borrower's request. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. Equipment Loans which are repaid by Borrower may not be reborrowed. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Equipment Loan Account on or before December 31, 2000 ("Equipment Loan Maturity Date").

               (1) EQUIPMENT LOANS. The amount of each Equipment Loan made by Bank to Borrower hereunder shall be debited to the loan ledger account of Borrower maintained by Bank for the Equipment Loan Commitment (herein called the "Equipment Loan Account") and Bank shall credit the Equipment Loan Account with all loan repayments in respect thereof made by Borrower. When Borrower desires to obtain an Equipment Loan, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with
Section 2 hereof, to be received no later than 3:00 p.m. Pacific time one (1) Banking Day before the day on which the Equipment Loan is to be made. The notice shall be signed by an officer of Borrower and include a copy of the invoice for the equipment, software or furniture to be financed. Equipment Loans may only be used to purchase or reimburse the cost of acquiring equipment, software and furniture purchased by Borrower after October 1, 1997. Equipment Loans for equipment and furniture will be limited to one hundred percent (100.00%)

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of the invoice amount for such equipment or furniture, approved from time to time by Bank, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other similar soft costs. Equipment Loans for software will be limited to (a) one hundred percent (100.00%) of the invoice amount for such software, approved from time to time by Bank, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other similar soft costs and (b) $100,000.00.

               (2) INTEREST PAYMENTS PRIOR TO EQUIPMENT LOAN MATURITY DATE. Borrower further promises to pay to Bank from the date of the advance of the initial Equipment Loan through the Equipment Availability End Date, on or before the tenth (10th) day of each month, interest on the average daily unpaid balance of the Equipment Loan Account during the immediately preceding month at a rate of interest per annum equal to the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Equipment Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

               (3) PRINCIPAL AND INTEREST PAYMENTS FOLLOWING EQUIPMENT AVAILABILITY END DATE. Borrower further promises to pay to Bank, on or before January 10, 1999 and on or before the tenth (10th) day of each month thereafter through the Equipment Loan Maturity Date, (a) the outstanding principal balance of the Equipment Loan Account on the Equipment Availability End Date in twenty-four (24) equal monthly installments plus (b) interest on the average daily unpaid balance of the Equipment Loan Account accruing from and after January 1, 1999 and thereafter accruing during the immediately preceding month at the rate of interest equal to one-half percent (0.50%) in excess of the Prime Rate and computed in accordance with Section 1.B.(2) hereof.

     2. LOAN REQUESTS. Requests for Loans hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1, which shall disclose that Borrower is entitled to the amount and type of Loan being requested. Bank is hereby authorized to charge Borrower's deposit account with Bank for all sums due Bank under this Loan Agreement.

     3. DELIVERY OF PAYMENTS. Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional office, or at such other place as may be designated in writing by Bank from time to time. If any payment date falls on a day that is not a day that Bank is open for the transaction of business ("Banking Day"), the payment due date shall be extended to the next Banking Day.

     4. LATE CHARGE. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in which such payment becomes due, Borrower shall pay to Bank, a late charge equal to the lesser of (a) five percent (5.0%) of the amount of such unpaid payment, in addition to said unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; provided, however, nothing contained in this Section 4, shall be construed as any

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obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the applicable Loan Account following the Revolving Loan Maturity Date or the Equipment Loan Maturity Date, as applicable. All payments shall be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the applicable Loan Account.

     5. DEFAULT INTEREST. From and after the Revolving Loan Maturity Date or the Equipment Loan Maturity Date, as applicable, or such earlier date as all sums owing under any Loan Account becomes due and payable by acceleration or otherwise, or upon the occurrence of an Event of Default, at the option of Bank all sums owing under the applicable Loan Account shall bear interest until paid in full at a rate equal to the lesser of (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in Sections 1.A.1, 1.B.(2) or 1.B.(3) hereof or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Bank, as applicable.

     6. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on Exhibit A attached hereto and incorporated herein by this reference.

     7.   REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
Bank: (a) That Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) Each Account is, and at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed (or to be rendered and performed) and accepted by, the account debtor; (d) That to the best of Borrower's knowledge there are and will be no material defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time represented by Borrower to be Eligible Accounts, except as permitted in the definition thereof; (e) Any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct in all material respects; (f) There is no litigation or other proceeding pending or, to Borrower's knowledge, threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority, except for proceedings and defaults which will not have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (g)(i) The consolidated and consolidating profit and loss statements for the 11-month period ended February 28, 1998, and the related

                                      -5-
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balance sheet for the fiscal month ended March 31, 1998, copies of which have heretofore been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present the financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial condition of Borrower, and (iii) Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Material Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others.

     8. NEGATIVE COVENANTS. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its subsidiaries ("Subsidiaries") will, without the prior written consent of Bank, which consent shall not be unreasonably withheld, delayed or conditioned in the case of Section 8.F. below:

          A. Make any substantial change in the character of its business as now conducted;

          B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements referenced in Section 7.(g)(i), excluding those being refinanced by Bank, Subordinated Debt and Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or to become due;

          C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including the charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank;

          D. Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party or Person other than Bank, except to the extent required to perfect Permitted Liens;

          E. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted or as reasonably conducted under

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standard industry practices for businesses similar to Borrower's (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower) or make any investment in the securities of any Person or other entity other than the United States Government;

          F. Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or liquidate, dissolve, merge (other than a merger to change Borrower's state of incorporation) or consolidate, or commence any proceedings therefore; or, except in the ordinary and normal course of its business as now conducted or as reasonably conducted under standard industry practices for businesses similar to Borrower's, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted;

          G. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock. Notwithstanding the foregoing, Borrower may redeem or repurchase its capital stock in connection with any agreement entered into in the ordinary course of its business with any of its officers, directors, employees or consultants wherein Borrower is obligated or entitled to repurchase from such officer, director, employee or consultant shares of Borrower's capital stock upon the termination of such person's employment with or services provided to Borrower.

     9. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          A. Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

          B. Upon five (5) days prior notice to Borrower, permit representatives of Bank to conduct an audit of Borrower's books and records relating to the Collateral and make extracts therefrom, with results satisfactory to Bank, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to the extent possible to arrange for verification of the Accounts directly with the account debtors obligated thereon or otherwise, all under reasonable procedures acceptable to Bank and at Borrower's sole expense; provided further that, prior to an Event of Default, Borrower shall not be responsible for the expense of more than two (2) such audits, in any fiscal year. Borrower hereby acknowledges and agrees that upon completion of any such audit, Bank shall have the right to adjust the Borrowing Base percentage, in its sole and reasonable discretion, based on its review of the results of such Collateral audit;

          C. Promptly notify Bank of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith,

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which may in any way affect the value of the Collateral or the rights and remedies of Bank in respect thereto;

          D. Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expenses incurred in collecting any sums payable by Borrower under any Loan Account or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          E. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          F. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may require (to the extent customarily maintained by businesses similar to Borrower) and with loss payable to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank become the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

          G. In the event the unpaid balance of any Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under
Section 1 hereof, as applicable, Borrower shall immediately pay to Bank, upon demand, for credit to such Loan Account the amount of such excess;

          H. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the state of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), where the failure to do so would not have a Material Adverse Effect;

          I. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

          J. Pay and discharge, before the same becomes delinquent and penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (1) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Material Adverse Effect or the loss of any right of redemption from any sale thereunder; and (2) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

          K. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained. Upon five (5) days prior notice to Borrower, permit Bank's representatives to have access to, and to examine its properties, books and records during normal business hours, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business and so long as no Event of Default has occurred and is continuing, such examinations shall not be conducted more than semi-annually by Bank;

          L. Maintain its properties, equipment and facilities in good order and repair (ordinary wear and tear excepted);

          M.   Maintain its primary banking accounts with Bank; and

          N. Prior to allowing any of Borrower's raw materials, work in process, finished goods inventory and property, plant and equipment to be transported to or be held at any contract manufacturer, warehouse or other location (other than with bona fide distributors and retail accounts), Borrower shall provide notice to Bank and Borrower shall have complied with such filing and notice requirements as shall, in Bank's opinion, assure Borrower's and Bank's priority in such property over creditors of such contract manufacturer, warehouseman or operator of such other location, including, without limitation, making filings under California Commercial Code 2326, providing notice under California Commercial Code 9114 and making filings and publications as required under California Civil Code (S) 3440.1 and (S) 3440.5. All such filings, notices and publications shall be in form and substance satisfactory to Bank.

     10. FINANCIAL COVENANTS AND INFORMATION. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with the financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or any commitment is outstanding hereunder, it will, on a consolidated basis:

          A. At all times, maintain a Minimum Tangible Net Worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt) of not less than (1) $500,000.00 through July 31, 1998 and (2) $4,000,000.00 thereafter;

          B. At all times maintain a Maximum Ratio of Total Liabilities (meaning all liabilities, excluding Subordinated Debt) to Tangible Net Worth (as defined in Section 10.A. hereof) not to exceed (1) 1.50:1.00 through July 31, 1998 and (2) 1.00:1.00 thereafter;

          C. At all times maintain a Minimum Quick Ratio (meaning all cash plus Accounts divided by current liabilities) of not less than (1) 1.25:1.00 through July 31, 1998 and (2) 2.00:1.00 thereafter;

          D. As soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Bank an internally-prepared financial statement consisting of a balance sheet and profit and loss statement, in form satisfactory to Bank, and a Compliance Certificate in the form of Exhibit B attached hereto and incorporated herein by this reference, certified by an officer of Borrower;

          E.   As soon as it is available, but not later than one hundred twenty
(120) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position audited by an independent certified public accountant selected by Borrower but acceptable to Bank;

          F. So long as the Revolving Loan Commitment shall be outstanding or any amounts remain outstanding and unpaid under the Revolving Loan Account, as soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging of the Accounts and Borrower's accounts payable, together with a Borrowing Base Certificate in the form of Exhibit C attached hereto and incorporated herein by this reference, certified by an officer of Borrower ("Borrowing Base Certificate"). Notwithstanding the foregoing, as a condition to any request for a Revolving Loan, Borrower shall have delivered to Bank said aging statements as well as a Borrowing Base Certificate covering the most recent month then ended prior to the date of Borrower's request for an advance for a Revolving Loan;

          G. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank; and

          H. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00.

     11. LOAN FEE. In addition to any other amounts due, or to become due, concurrent with the execution of the Loan Documents, Borrower shall deliver to Bank with respect to (a) the Revolving Loan Commitment a loan fee in the amount of Three Thousand Five Hundred Dollars ($3,500.00) and (b) the Equipment Loan Commitment a loan fee in the amount of One Thousand Five Hundred Dollars ($1,500.00).

     12. DEFAULT AND REMEDIES. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) Default be made in the payment of any obligation by Borrower under any Loan Document; (b) Except for any failure to pay as described in clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under Section 8, Subsections 9.A., 9.B., 9.C., 9.F., 9.G., 9.H. and 9.I., Subsections 10.A., 10.B., 10.C., 10.D., 10.E. and 10.F. of this Loan Agreement, and Sections 1 and 2 of the General Security Agreement); (c) Any statement, warranty or representation made by Borrower at any time proves false in any material respect; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $10,000.00 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $10,000.00 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Borrower of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors;
(f) Any proceeding be commenced by Borrower under any bankruptcy, or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) Any material money judgment, writ of attachment, garnishment, eecution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five
(5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof; (h) Any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect; (i) Borrower has failed to deliver the Term Sheet to Bank by the date specified in Section 1.A.(2) hereof; or (j) an "Event of Default" occurs under that certain Security and Loan Agreement dated as of April 14, 1997, as amended by that certain First Amendment to Loan Agreement dated of even date herewith, executed by and between Bank and Borrower (as the same may be further amended from time to time, collectively, the "Other Loan Agreement"). Upon the occurrence and during the continuance of an Event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) Terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (ii) Declare all sums secured hereby immediately due and payable; (iii) Immediately take possession of the Collateral wherever it may be found, using all legally permissible means to do so, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) Proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein; (v) Sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) Retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the Uniform Commercial Code; or (vii) Exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expended therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

     13. RECORDS RETENTION. If Borrower refuses to accept their return, Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

     14. ATTORNEYS' FEES. Borrower agrees to reimburse Borrower for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

     15.  GOVERNING LAW; JUDICIAL REFERENCE.

          A. GOVERNING LAW. This Agreement shall be deemed to have been made in the State of California and the validity, construction, interpretation, and enforcement hereof, and the rights of the parties hereto, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

          B.  JUDICIAL REFERENCE.

               (1) Other than (a) nonjudicial foreclosure and all matters in connection therewith regarding security interests in real or personal property; or (b) the appointment of a receiver, or the exercise of other provisional remedies (any and all of which may be initiated pursuant to applicable law), each controversy, dispute or claim between the parties arising out of or relating to this Loan Agreement or the other Loan Documents, which controversy, dispute or claim is not settled in writing within thirty (30) days after the "Claim Date" (defined as the date on which a party subject to this Loan Agreement gives written notice to all other parties that a controversy, dispute or claim exists), will be settled by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure, or their successor section ("CCP"), which shall constitute the exclusive remedy for the settlement of any controversy, dispute or claim concerning this Loan Agreement, including whether such controversy, dispute or claim is subject to the reference proceeding and except as set forth above, the parties waive their rights to initiate any legal proceedings against each other in any court or jurisdiction other than the Superior Court in the County where the real property, if any, is located or Santa Clara County, if none (the "Court"). The referee shall be a retired Judge of the Court selected by mutual agreement of the parties, and if they cannot so agree within forty-five (45) days after the Claim Date, the referee shall be promptly selected by the Presiding Judge of the Court (or his/her representative). The referee shall be appointed to sit as a temporary judge, with all of the powers for a temporary judge, as authorized by law, and upon selection should take and subscribe to the oath of office as provided for in Rule 244 of the California Rules of Court (or any subsequently enacted Rule). Each party shall have one peremptory challenge pursuant to CCP (S) 170.6. The referee shall (x) be requested to set the matter for hearing within sixty (60) days after the date of selection of the referee and (y) try any and all issues of law or fact and report a statement of decision upon them, if possible, within ninety (90) days of the Claim Date.

Any decision rendered by the referee will be final, binding and conclusive and judgment shall be entered pursuant to CCP (S) 644 in any court in the State of California having jurisdiction. Any party may apply for a reference proceeding at any time after thirty (30) days following notice to any other party of the nature of the controversy, dispute or claim by filing a petition for a hearing and/or trial. All discovery permitted by this Loan Agreement shall be completed no later than fifteen (15) days before the first hearing date established by the referee. The referee may extend such period in the event of a party's refusal to provide requested discovery for any reason whatsoever, including, without limitation, legal objections raised to such discovery or unavailability of a witness due to absence or illness. No party shall be entitled to "priority" in conducting discovery. Depositions may be taken by either party upon seven (7) days written notice, and request for production or inspection of documents shall be responded to within ten (10) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding upon the parties. Pending appointment of the referee as provided herein, the Superior Court is empowered to issue temporary and/or provisional remedies, as appropriate.

               (2) Except as expressly set forth in this Loan Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of all hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter except that when any party so requests, a court reporter will be used at any hearing conducted before the referee. The party making such a request shall have the obligation to arrange for and pay for the court reporter. The costs of the court reporter at the trial shall be borne equally by the parties.

               (3) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, to provide all temporary and/or provisional remedies and to enter equitable orders that will be binding upon the parties. The referee shall issue a single judgment at the close of the reference proceeding which shall dispose of all of the claims of the parties that are the subject of the reference. The parties hereto expressly reserve the right to contest or appeal from the judgment or any appealable order or appealable judgment entered by the referee. The parties hereto expressly reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

               (4) In the event that the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by the reference procedure herein described will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge of the Court, in accordance with the California Arbitration Act, (S) 1280 through (S) 1294.2 of the CCP as amended from time to time. The limitations with respect to discovery as set forth hereinabove shall apply to any such arbitration proceeding.

     16. CONFIDENTIALITY. Bank shall not disclose to any Person any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Loan Agreement and the other Loan Documents, except that Bank may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its affiliates if Bank in its sole discretion determines that any such party should have access to such information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Bank, (d) if required or appropriate in response to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel; (e) to comply with any requirement or law applicable to Bank; (f) to the extent necessary in connection with the exercise of any right or remedy under any Loan Document; (g) to any participant or assignee of Bank or any prospective participant or assignee, provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this Section 16 prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, however, that any disclosure made in violation of this Loan Agreement shall not affect the obligations of Borrower or any of its Subsidiaries under this Loan Agreement or the other Loan Documents.

     17.  MISCELLANEOUS PROVISIONS.

          A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          B. No failure or delay on the part of Bank, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          C. All rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          D. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

          E. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

BANK:                                        BORROWER:

IMPERIAL BANK                                SALON INTERNET, INC.,
                                             a California corporation

By:     /s/ Authorized Officer               By:    /s/ Authorized Officer
        -----------------------                     ----------------------
Name:       Authorized Officer               Name:      Authorized Officer
        -----------------------                     ----------------------
Title:      Title                            Title:     Title
        -----------------------                     ----------------------


                        LIST OF EXHIBITS AND SCHEDULES

Exhibit A:  Definitions
Schedule 1 To Exhibit A:  List of Specific Permitted Indebtedness
Schedule 2 To Exhibit A:  List of Specific Permitted Liens

Exhibit B:  Compliance Certificate

Exhibit C:  Borrowing Base Certificate

                                   EXHIBIT A

                                  DEFINITIONS


     "ACCOUNTS" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     "APPROVED ACCOUNT" means one specific account debtor approved by Bank in its sole and reasonable discretion.

     "BORDERS ACCOUNT" means the Account of Borders, Inc., an account debtor of Borrower.

     "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the IP Security Agreement or otherwise.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "ELIGIBLE ACCOUNTS" means such of Borrower's Accounts and the Borders Account, as Bank in its sole reasonable discretion shall determine are eligible from time to time; provided, however, that in no event shall Eligible Accounts include the following:

     (1) all Accounts under which payment is not received within 90 days from the applicable invoice date;

     (2) all Accounts against which the account debtor or any other Person obligated to make payment thereon asserts any defense, offset, counterclaim or other right to avoid or reduce the liability represented by the Accounts to the extent of such defense, offset or counterclaim;

     (3) any Accounts if the account debtor or any other Person liable in connection therewith is insolvent, subject to bankruptcy or receivership proceedings or has made an assignment for the benefit of creditors or whose credit standing is unacceptable to Bank and Bank has so notified Borrower;

     (4) Accounts with respect to which the account debtor is an officer, director, shareholder, employee or Subsidiary;

     (5) Accounts due from an account debtor if more than twenty-five percent (25%) of the aggregate amount of Accounts of such account debtor have at that time remained unpaid for more than ninety (90) days from the applicable invoice date;

     (6) Accounts with respect to international transactions unless either (a) such Accounts are insured or covered by a letter of credit in a manner and form acceptable to the Bank or (b) Bank shall have otherwise permitted in writing in its sole and absolute direction;

     (7)  salesperson's accounts for promotional purposes;

     (8) the amount by which the aggregate of all Accounts of an account debtor exceeds twenty percent (20.0%) of the total accounts receivable balance ("Concentration Limit"); provided, however, the Concentration Limit for the Approved Account shall be forty percent (40.0%);

     (9) Accounts where the account debtor is a seller to borrower, to the extent that a potential offset exists;

     (10) Accounts where the account debtor is a federal governmental entity, federal agency or instrumentality thereof.

     (11) the amount by which the aggregate of the Border's Account exceeds Fifty Thousand Dollars ($50,000.00) during any calendar month; and

     (12) unless otherwise permitted by Bank, the entire Borders Account, if it is determined upon Bank's review of the Borrowing Base Certificate that the minimum number of monthly "book impressions" required to be provided by Borrower to Borders pursuant to the terms of that certain Definitive Agreement for Proposed Relationship entered into as of July 31, 1997, have not been met by Borrower.

     "EQUIPMENT LOAN MATURITY DATE" has the meaning set forth in Section 1.B.

     "EVENT OF DEFAULT" has the meaning set forth in Section 12.

     "GENERAL SECURITY AGREEMENT" means that certain General Security Agreement (Tangible and Intangible Personal Property) dated as of April 14, 1997, made by Borrower in favor of Bank.

     "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and
(ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made, and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

     "IP SECURITY AGREEMENT" means that certain Collateral Assignment, Patent Mortgage and Security Agreement dated of even date herewith, made by Borrower in favor of Bank.

     "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

     "LOAN ACCOUNT OR LOAN ACCOUNTS" means individually and collectively, the Revolving Loan Account, and the Equipment Loan Account.

     "LOAN DOCUMENTS" means this Loan Agreement, the General Security Agreement, the IP Security Agreement, the Warrants to Purchase Stock, the Subordination Agreement and that certain Agreement to Provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented or restated.

     LOANS" means individually and collectively, the Revolving Loans and the Equipment Loans advanced pursuant to Section 1.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document,
(b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower, to perform its material Obligations, (d) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

     "PERMITTED INDEBTEDNESS" means the following:

     (1) indebtedness of Borrower or Indebtedness and Contingent Obligations of its Subsidiaries in favor of Bank arising under this Loan Agreement and the other Loan Documents;

     (2)  the existing Indebtedness and Contingent Obligations disclosed on
Schedule 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of its Subsidiaries;

     (3)  the Subordinated Debt;

     (4) extensions, renewals or refinancings of Indebtedness permitted under this Loan Agreement, other than clause (3) immediately above;

     (5)  accrued dividends on the preferred stock of Borrower;

     (6) Indebtedness and Contingent Obligations as permitted under this Loan Agreement;

     (7)  interest rate and currency hedging agreements;

     (8) guaranties of any Subsidiary's suppliers in connection with the purchase of supplies in the ordinary course of business;

     (9) guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

     (10) Contingent Obligations constituting Permitted Liens; and

     (11) the indebtedness referred to in clause (3)(a) of the definition of Permitted Liens.

     "PERMITTED LIENS" means the following:

     (1)  liens and security interests existing as of this date and disclosed in
Schedule 2 attached hereto and incorporated herein by this reference;

     (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

     (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

     (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

     (5) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required;

     (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

     (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

     (8) 1easements, reservations, rights-of-way, restrictions, minor defects or irregulatories in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business;

     (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (10) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;

     (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

     (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "REVOLVING LOAN MATURITY DATE" has the meaning set forth in Section 1.A.

     "SUBORDINATED DEBT" means indebtedness of Borrower, the repayment of principal of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.

     "WARRANTS TO PURCHASE STOCK" means collectively, that certain Warrant to Purchase Stock issued on April 14, 1997 by Borrower to Bank in connection with the Other Loan Agreement and that certain Warrant to Purchase Stock issued as of the date hereof by Borrower to Bank in connection herewith.

                            SCHEDULE 1 To EXHIBIT A
                        SPECIFIC PERMITTED INDEBTEDNESS

                            SCHEDULE 2 To EXHIBIT A
                           SPECIFIC PERMITTED LIENS

                                   EXHIBIT B

                            COMPLIANCE CERTIFICATE


     The consolidated financial statements dated as of ______________________________ of Salon Internet, Inc., a California corporation ("Borrower") attached hereto and submitted to Imperial Bank ("Bank") pursuant to that certain Loan Agreement dated as of April 13, 1998, entered into between Borrower and Bank (the "Loan Agreement"), are in compliance with all financial covenants (unless otherwise noted below) as specified in Section 10 therein, as follows:

COVENANT:                                                   ACTUAL:

A.   MINIMUM TANGIBLE NET WORTH OF:
     -----------------------------

     $500,000.00 through July 31, 1998

     $4,000,000 thereafter

B.   MAXIMUM LIABILITIES TO TANGIBLE NET WORTH RATIO:
     -----------------------------------------------

     1.50:1.00 through July 31, 1998

     2.00:1.00 thereafter

C.   MINIMUM QUICK RATIO:
     -------------------

     1.25:1.00 through July 31, 1998

     2.00:1.00 thereafter


Exceptions:  (if none, so state):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Loan Agreement for the period ending _______________, _____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.

Date: ______________________            SALON INTERNET, INC.,
                                        a California corporation


                                        By:_________________________
                                        Name:_______________________
                                        Title:______________________

                                   EXHIBIT C

                          BORROWING BASE CERTIFICATE

                     (To be provided and attached by Bank)

                                 IMPERIAL BANK
                                  MEMBER FDIC

                        ITEMIZATION OF AMOUNT FINANCED
                           DISBURSEMENT INSTRUCTIONS

  Borrower: SALON INTERNET, INC.                           Date: April 13, 1998

     $                        paid to you directly by Cashiers Check No.

     $  1,000,000.00          (maximum aggregate amount) credited to deposit
                              Account No. 20-002-379 (when advances are requested from the revolving loan commitment)

     $     30,000.00          credited to deposit Account No. 20-002-379 (from
                              undisbursed proceeds from the equipment loan commitment)

     $                        paid on Loan(s) No.

     $                        amounts paid to Bank for:

  Amounts paid to others on your behalf:
  -------------------------------------

     $                        to ______________________________ Title Insurance
                              Company

     $                        to Public Officials

     $                        to

     $                        to

     $                        to

     $                        to

     $  1,300,000.00          SUBTOTAL (LOAN AMOUNT)

LES  $          0.00          Prepaid Finance Charge (Loan Fee)

     $  1,300,000.00          TOTAL (AMOUNT FINANCED)

  Upon consummation of this transaction, this document will also serve as the authorization for Imperial Bank to disburse the loan proceeds as stated above.

                                        SALON INTERNET, INC.,
                                        a California corporation


                                        By:_______________________________
                                        Printed Name:_____________________
                                        Title:____________________________

                          SECURITY AND LOAN AGREEMENT
                             (ACCOUNTS RECEIVABLE)


     THIS SECURITY AND LOAN AGREEMENT (Accounts Receivable) is entered into as of April 14, 1997 (this "Loan Agreement") between SALON, INTERNET, INC., a California corporation (herein called "Borrower") and IMPERIAL BANK (herein called "Bank").

     1. COMMITMENT. Bank hereby commits, subject to all the terms and conditions of this Loan Agreement and prior to the termination of its commitment as hereinafter provided, to make loans to Borrower from time to time in such amounts as may be determined by Bank up to, but not exceeding, an aggregate unpaid principal balance of $500,000.00 (the "Commitment Amount"). All loans advanced pursuant to Sections 1A and 1B hereof, shall be referred to collectively as "Loans". If, at any time or for any reason, the outstanding principal amount of the Loan is greater than the Commitment Amount, Borrower shall immediately pay to Bank, in cash, the amount of such excess. Any commitment of Bank, pursuant to the terms of this Loan Agreement, to make (a) Equipment Advances shall expire on the Equipment Availability End Date and (b) Working Capital Advances shall expire on the Working Capital Maturing Date (as said terms are hereinafter defined), subject to Bank's right to renew said commitment in its sole and absolute discretion. Any such renewal of said commitment shall not be binding upon Bank unless it is in writing and signed by an officer of Bank. The outstanding principal balance of the Loans may be prepaid in whole or in part at any time without penalty. Except for the principal payments required hereunder, any partial prepayment of principal will be applied to the Loans in inverse order of maturity. Provided that no Event Default has occurred and is continuing, all or any portion of the Loans advanced by Bank for Working Capital Advances which are repaid by Borrower shall be available for reborrowing in accordance with the terms hereof. Equipment Advances which are repaid by Borrower may not be reborrowed.

          A. EQUIPMENT ADVANCES. At any time from the date hereof through September 30, 1997 (the "Equipment Availability End Date"), Borrower may from time to time request advances (each an "Equipment Advance" and collectively, "Equipment Advances") from Bank in an aggregate amount not to exceed the Commitment Amount less the outstanding balance under the Working Capital Loan Account (as hereinafter defined). When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) in accordance with Section 2 hereof, to be received no later than 3:00 p.m. pacific time one (1) business day before the day on which the Equipment Advance is to be made. The notice shall be signed by an officer of Borrower and include a copy of the invoice for the equipment to be financed. Equipment Advances may only be used to purchase equipment and will be limited to one hundred percent (100%) of the invoice amount for such equipment, approved from time to time by Bank, less any taxes, shipping and freight charges or discounts, warranty charges, installation expenses and other soft costs, as may be reasonably identified by Bank from time to time. The amount of each Equipment Advance shall be debited to the loan ledger account of Borrower maintained by Bank with respect to Equipment Advances (herein called the "Equipment Loan Account") and Bank shall credit Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Equipment Loan Account on March 31, 2000 (the "Equipment Maturity Date").

               (i) INTEREST PAYMENTS PRIOR TO EQUIPMENT AVAILABILITY END DATE. Borrower further promises to pay to Bank from the date of the initial Equipment Advance through the Equipment Availability End Date, on or before the tenth
(10th) day of each month, and each month thereafter through and including a payment on October 10, 1997, interest on the average daily unpaid balance of the Equipment Loan Account during the immediately preceding month at the rate of interest per annum which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Equipment Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

               (ii) PRINCIPAL REPAYMENT AND INTEREST PAYMENTS FOLLOWING EQUIPMENT AVAILABILITY END DATE. Borrower further promises to pay to Bank, on or before November 10, 1997 and on or before the tenth (10th) day of each month thereafter through the Equipment Maturity Date, (a) the outstanding unpaid principal balance of the Equipment Loan Account on the Equipment Availability End Date in equal monthly Installments plus (b) interest on the average daily unpaid balance of the Equipment Loan Account accruing from and after October 1, 1997, during the immediately preceding month at the rate of one-half one percent (0.5%) per annum in excess of the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Equipment Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one (1) year.

          B. WORKING CAPITAL ADVANCES. At any time from the date hereof and prior to three hundred sixty-four (364) days from the date thereof ("Working Capital Maturity Date"), Borrower may from time to time request advances (each a "Working Capital Advance" and collectively, "Working Capital Advances") from Bank in an aggregate amount not to exceed the Commitment Amount less the then outstanding balance of the Equipment Loan Account. When Borrower desires to obtain a Working Capital Advance, Borrower shall notify Bank (which notice shall be signed by an officer of Borrower and shall be irrevocable) in accordance with
Section 2 hereof, to be received no later than 3:00 p.m. Pacific time one (1) business day before the day on which the Working Capital Advance is to be made. Working Capital Advances may only be used for general corporate and working capital purposes. The amount of each Working Capital Advances (herein called the "Working Capital Loan Account") and Bank shall credit the Working Capital Loan Account with all loan repayments in respect thereof made by Borrower. Borrower promises to pay to Bank the outstanding unpaid principal balance (and all accrued unpaid interest thereon) of the Working Capital Loan Account on the Working Capital Maturing Date.

               (i) INTEREST. Borrower further promises to pay to Bank from the date of the initial Working Capital Advance through the Working Capital Maturity Date, on or before the tenth (10th) day of each month, and each month thereafter interest on the average daily unpaid balance of the Working Capital Loan Account during the immediately preceding month at the rate of interest per annum equal to the Prime Rate, which shall vary concurrently with any change in the Prime Rate. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance of the Working Capital Loan Account is outstanding divided by 360, which shall for interest computation purposes be considered one
(1) year.

     2. LOAN REQUESTS. Requests for Loan hereunder shall be in writing duly executed by Borrower in a form satisfactory to Bank and shall contain a certification setting forth the matters referred to in Section 1 hereof, which shall disclose that Borrower is entitled to the amount of Loan being requested.

     3. DELIVERY OF PAYMENTS. Payment to Bank of all amounts due hereunder shall be made at its Santa Clara Valley Regional offices, or at such other place as may be designated in writing by Bank from time to time.

     4. LATE CHARGE. If any interest payment, principal payment or principal balance payment required hereunder is not received by Bank on or before ten (10) days from the date in which such payment becomes due, Borrower shall pay to Bank, a late charge equal to the lesser of (a) a five percent (5.0%) of the amount of such unpaid payment, in addition to such unpaid payment or (b) the maximum amount permitted to be charged by applicable law, until remitted to Bank; provided; however, nothing contained in this Section 4, shall be construed as any obligation on the part of Bank to accept payment of any past due payment or less than the total unpaid principal balance of the Working Capital Loan Account or the Equipment Loan Account following the Working Capital Maturity Date and Equipment Maturity Date, respectively. All payments shall be applied first to any late charges due hereunder, next to accrued interest then payable and the remainder, if any, to reduce any unpaid principal due under the Working Capital Loan Account or the Equipment Loan Account, as applicable.

     5. DEFAULT INTEREST. From and after the Working Capital Maturity Date and/or the Equipment Maturity Date, as applicable, or such earlier date as all sums owing under the Working Capital Loan Account and/or the Equipment Loan Account become due and payable by acceleration or otherwise, or upon the occurrence and continuance of an Event of Default, all sums owing under the Working Capital Loan Account and/or the Equipment Loan Account, as applicable, shall at the option of Bank, bear interest until paid in full at a rate equal to the lesser of (a) five percent (5.0%) per annum in excess of the then applicable interest rate provided for in Section 1(A)(i), 1A(ii) or 1B(i) hereof, as applicable, or (b) the maximum amount permitted to be charged by applicable law, until all obligations hereunder are repaid in full or the Event of Default is waived or cured to the satisfaction of Bank, as applicable.

     6. DEFINITIONS. As used in this Loan Agreement and unless otherwise defined herein, all initially capitalized terms shall have the meanings set forth on Exhibit A attached hereto and incorporated herein by reference.

     7. ASSIGNMENT OF ACCOUNTS. Borrower hereby assigns to Bank all of Borrower's present and future Accounts, including all proceeds due thereunder, all guaranties and security therefor, and hereby grants to Bank a continuing security interest in all moneys collected as contemplated under Section 8 hereof, as security for any and all obligations of Borrower to Bank, whether now owing or hereunder incurred and whether direct, indirect, absolute or contingent. So long as Borrower is indebted to Bank or Bank is committed to extend credit to Borrower and there shall exist and be continuing and Event of Default, Borrower will execute and deliver to Bank such assignments, including Bank's standard forms of Specific or General Assignment covering individual Accounts, notices, financing statements, and other documents and papers as Bank may required in order to affirm, effectuate or further assure the assignment to Bank of the Collateral or to give any third party, including the account debtors obligated on the Accounts, notice of Bank's interest in the Collateral. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall be entitled to use the proceeds of such Accounts in the ordinary course of its business.

     8. COLLECTION OF ACCOUNTS. Until Bank exercises its rights to collect the Accounts pursuant to Section 17 hereof, Borrower will collect with diligence all Borrower's Accounts. Any collection of Accounts by Borrower, whether in the form of cash, checks, notes, or other instruments for the payment of money (properly endorsed or assigned where required to enable Bank to collect same), shall be in the trust for Bank. If an Event of Default has occurred, Borrower shall keep all such collections separate and apart from all other funds and property so as to be capable of indemnification as the property of Bank and deliver said collections daily to Bank in the identical from received. The proceeds of such collections when received by Bank may be applied by Bank directly to the payment of the Loan Account or to any other obligation secured hereby. Any credit given by Bank upon receipt of said proceeds shall be conditional credit subject to collection. Returned items at Bank's option may be charged to Borrower's deposit account with Bank. All collections of the Accounts shall be set forth on an itemized schedule, showing the name of the account debtor, the amount of each payment and such other information as Bank may request.

     9. RETURNS AND ADJUSTMENTS. Until Bank exercises its rights to collect the Accounts pursuant to Section 17 hereof, Borrower may continue its present policies with respect to returned merchandise and adjustments. However, Borrower shall immediately notify Bank of all cases involving repossessions, and material loss or damage of or to merchandise represented by the Accounts.

     10.  REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to
Bank: (a) that Borrower is a corporation, duly organized and existing in the State of its incorporation and the execution, delivery and performance of each of the Loan Documents are within Borrower's corporate powers, have been duly authorized and are not in conflict with law or the terms of any charter, by-law or other incorporation papers, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound or affected; (b) Borrower is, and at the time the Collateral becomes subject to Bank's security interest will be, the true and lawful owner of and has, and at the time the Collateral becomes subject to Bank's security interest will have, good and clear title to the Collateral, subject only to Bank's rights therein and to Permitted Liens; (c) each Account is, all at the time the Account comes into existence will be, a true and correct statement of a bona fide indebtedness incurred by the debtor named therein in the amount of the Account for either merchandise sold or delivered (or being held subject to Borrower's delivery instructions) to, or services rendered, performed and accepted by, the account debtor, (d) that to the best of Borrower's knowledge, there are and will be no material defenses, counterclaims, or setoffs which may be asserted against the Accounts from time to time, except as permitted in the definition thereof; (e) any and all financial information, including information relating to the Collateral, submitted by Borrower to Bank, whether previously or in the future, is and will be true and correct; (f) there is no litigation or other proceeding pending or threatened against or affecting Borrower, and Borrower is not in default with respect to any order, writ, injunction, decree or deemed of any court or other governmental or regulatory authority; (g) (i) the consolidated and consolidating profit and loss statements for the 11-month period ended February 28, 1997, and the related balance sheet for the fiscal month ended February 28, 1997, copies of which have been delivered to Bank by Borrower, and all other statements and data submitted in writing by Borrower to Bank in connection with Borrower's request for credit are true and correct, and said balance sheet and profit and loss statement accurately present and financial condition of Borrower as of the date thereof and the results of the operations of Borrower for the period covered thereby, and have been prepared in accordance with GAAP, (ii) since such date, there have been no material adverse changes in the financial conditions of Borrower, and (iii) Borrower has no knowledge of any liabilities, contingent or otherwise, which are not reflected in said balance sheet, and Borrower has not entered into any special commitments or substantial contracts which are not reflected in said balance sheet, other than in the ordinary and normal course of its business, which may have a Materially Adverse Effect upon its financial condition, operations or business as now conducted; (h) Borrower has no liability for any delinquent local, state or federal taxes, and, if Borrower has contracted with any government agency, it has no liability for renegotiation of profits; and (i) Borrower, as of the date hereof, possesses all necessary trademarks, trade names, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, trade names, copyrights, patents, patent rights and license rights of others.

     11. NEGATIVE COVENANTS. Borrower agrees that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, neither Borrower, nor any of its Subsidiaries (as hereinafter defined), will without the prior written consent of Bank;

          A. Make any substantial change in the character of its business as now conducted.

          B. Create, incur, assume or permit to exist any Indebtedness other than loans from Bank except obligations now existing as shown in the financial statements described in Section 10(g)(i) hereof, excluding those being refinanced by Bank, Subordinated Debt or Permitted Indebtedness; or sell or transfer, either with or without recourse, any accounts or notes receivable or any monies due or become due.

          C. Create, incur, assume or permit to exist any mortgage, pledge, encumbrance, lien or charge of any kind (including charge upon property at any time purchased or acquired under conditional sale or other title retention agreement) upon any asset now owned or hereafter acquired by it, other than Permitted Liens and liens in favor of Bank.

          D. Sell, dispose of or grant a security interest in any of the Collateral other than to Bank (other than the disposing of such Collateral in the ordinary and normal course of its business as now conducted or other assets which are obsolete or otherwise considered surplus), or execute any financing statements covering the Collateral in favor of any secured party of Person other than Bank.

          E. Make any loans or advances to any Person or other entity other than in the ordinary and normal course of its business as now conducted or as reasonably conducted under standard industry practices for businesses similar to Borrower's (provided that such loans or advances are not made to any Person or entity which is controlled by or under common control with Borrower) or make any investment in the securities of any Person or other entity other than the United States Government.

          F. Purchase or otherwise acquire all or substantially all of the assets or business of any Person or other entity; or liquidate, dissolve, merge or consolidate, or commence any proceedings therefore, or, except in the ordinary and normal course of its business as now conducted or as reasonably conducted under standard industry practices for businesses similar to Borrower's, sell (including, without limitation, the selling of any property or other asset accompanied by the leasing back of the same) any assets including any fixed assets, any property, or other assets necessary for the continuance of its business as now conducted.

          G. Declare or pay any dividend or make any other distribution on any of its capital stock now outstanding or hereafter issued or purchase, redeem or retire any of such stock other than in dividends or distributions payable in Borrower's or any such Subsidiary's capital stock. Notwithstanding the foregoing, Borrower may redeem or repurchase its capital stock in connection with any agreement entered into in the ordinary course of its business with any of its officers, directors, employees or consultants wherein Borrower is obligated or entitled to repurchase from such officer, director, employee or consultant shares of Borrower's capital stock upon the termination of such person's employment with or services provided to Borrower.

     12. AFFIRMATIVE COVENANTS. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank or the commitment of Bank hereunder is in effect, it will:

          A. Furnish Bank from time to time such financial statements and information as Bank may reasonably request and inform Bank immediately upon the occurrence of a material adverse change therein;

          B. Upon five (5) days prior notice to Borrower, permit representative of Bank to inspect Borrower's books and records relating to the Collateral and make extracts therefrom at any reasonable time, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business, and to arrange for verification of the Accounts, under reasonable procedures, acceptable to Bank, directly with the account debtors or otherwise at Borrower's reasonable cost and expense provided, however, so long as no Event of Default has occurred and its continuing, such inspections shall not be conducted more than semi-annually by Bank.

          C. Promptly notify Bank, upon any officer becoming aware, of any attachment or other legal process levied against any of the Collateral and any information received by Borrower relative to the Collateral, including the Accounts, the account debtors or other Persons obligated in connection therewith, which may in any way have a Material Adverse Effect On the value of the Collateral or the rights and remedies of Bank in respect thereto as determined by Bank in its reasonable discretion;

          D. Reimburse Bank upon demand for any and all legal costs, including reasonable attorneys' fees, and other expense incurred in collecting any sums payable by Borrower under the Loan Account or any other obligation secured hereby, enforcing any term or provision of this Loan Agreement or otherwise or in the checking, handling and collection of the Collateral and the preparation and enforcement of any agreement relating thereto;

          E. Notify Bank of each location and of each office of Borrower at which records of Borrower relating to the Accounts are kept;

          F. Provide, maintain and deliver to Bank policies insuring the Collateral against loss or damage by such risks and in such amounts, forms and companies as Bank may required (to the extent customarily maintained by business similar to Borrower) and with loss payable to Bank, and, in the event Bank takes possession of the Collateral, the insurance policy or policies and any unearned or returned premium thereon shall at the option of Bank becomes the sole property of Bank, such policies and the proceeds of any other insurance covering or in any way relating to the Collateral, whether now in existence or hereafter obtained, being hereby assigned to Bank;

          G. In the event the unpaid balance of the Equipment Loan Account and/or the Working Capital Loan Account shall exceed the maximum amount of outstanding loans to which Borrower is entitled under Section 1 hereof, as applicable, Bank shall promptly notify Borrower of such excess and Borrower shall immediately pay to Bank for credit to such Loan Account the amount of such excess;

          H. Maintain and preserve all rights, franchises and other authority adequate and necessary for the conduct of its business and maintain and preserve its existence in the State of its incorporation and any other state(s) in which Borrower conducts its business, except with respect to such other state(s), as the failure to do so would not have a Material Adverse Effect;

          I. Maintain public liability, property damage and workers compensation insurance and insurance on all its insurable property against fire and other hazards with responsible insurance carriers to the extent usually maintained by similar businesses. Borrower shall provide evidence of property insurance in amounts and types acceptable to Bank, and certificates naming Bank as a loss payee;

          J. Pay and discharge, before the same becomes delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or any of its properties, and any of its other liabilities at any time existing, except to the extent and so long as: (i) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any Materially Adverse Effect or the loss of any right of redemption from any sale thereunder; and (ii) it shall have set aside on its books reserves (segregated to the extent required by GAAP);

          K. Maintain a standard and modern system of accounting in accordance with GAAP on a basis consistently maintained. Upon five (5) days prior notice to Borrower; permit Bank's representatives to have access to, and to examine its properties, books and records at all reasonable times, provided that Bank shall use its best efforts to not interfere with the conduct of Borrower's business; provided, however, so long as no Event of Default has occurred and is continuing, such examinations shall not be conducted more than semi-annually by Bank; and

          L. Maintain its properties, equipment and facilities in good order and repair.

     13. FINANCIAL COVENANTS AND INFORMATION. All financial covenants and financial information referenced herein shall be interpreted and prepared in accordance with GAAP as used in the United States of America applied on a basis consistent with previous years. Compliance with financial covenants shall be calculated and monitored on a monthly basis, except as shall be expressly stated to the contrary. Borrower affirmatively covenants that so long as any loans, obligations or liabilities remain outstanding or unpaid to Bank, it will, on a consolidated basis:

          A. At all times, maintain a minimum tangible net worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt) or not less than $1,000,000.

          B. As soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Bank a financial statement consisting of a balance sheet and profit and loss statement in the form satisfactory to Bank, and a Compliance Certificate in the form of Exhibit B attached hereto and incorporated herein by this reference, certified by an officer of Borrower.

          C. As soon as it is available, but not less than ninety (90) days after the end of Borrower's fiscal year, deliver to Bank copies of Borrower's consolidated financial statements together with changes in financial position reviewed by an independent certified public accountant selected by Borrower, but acceptable to Bank.

          D. As soon as it is available, but not later than thirty (30) days after and as of the end of each month, deliver to Bank, in such form and detail as Bank may require, statements showing aging of the Accounts and Borrower's accounts payable.

          E. Upon the reasonable request of Bank, deliver to Bank current budgets, sales projections, operating plans and other financial exhibits and information in form and substance satisfactory to Bank.

          F. Upon any officer becoming aware, deliver immediately to Bank written notice of any pending or threatened litigation claiming, or reasonably likely to result in, damages against Borrower in an amount in excess of $50,000.00.

     14.  LOAN FEE.  [INTENTIONALLY DELETED]

     15. BANKING RELATIONSHIP. Borrower will maintain its primary accounts with Bank.

     16. DEFAULT AND REMEDIES. The occurrence of any one or more of the following shall constitute an "Event of Default": (a) default be made in the payment of any obligation by Borrower under any Loan Document; (b) subject to clause (a) above, breach be made in any warranty, statement, promise, term or condition, contained herein or in any other Loan Document and the same shall not have been cured to the satisfaction of Bank within fifteen (15) days after Borrower shall have become aware thereof, whether by written notice from Bank, or otherwise, (except that no cure period shall exist for breaches in respect of Borrower's obligations under Section 11, Subsections 12A, B, C, F, G, H and I, Subsections 13A, B, C and D of this Loan Agreement, and Sections 1 and 2 of the General Security Agreement); (c) any statement, warranty or representation made by Borrower at any time proves false as of date such statement, warranty or representation is made which has a Material Adverse Effect; (d) Borrower defaults in the repayment of any principal of or the payment of any interest on any indebtedness exceeding in the aggregate principal amount $10,000.00 or breaches or violates any term or provision of any promissory note, loan agreement, mortgage, indenture or other evidence of such indebtedness pursuant to which amounts outstanding in the aggregate exceed $10,000.00 if the effect of such breach is to permit the acceleration of such indebtedness, whether or not waived by the note holder or obligee, and such failure shall not have been cured to Bank's satisfaction within fifteen (15) calendar days after Borrower shall become aware thereof, whether by written notice from Bank or otherwise, or there has in fact been an acceleration of such indebtedness; (e) Borrower becomes insolvent or makes an assignment for the benefit of creditors; (f) any proceeding be commenced by Borrower under any bankruptcy, reorganization, arrangement, readjustment of debt or moratorium law or statute or, any such a proceeding is commenced against Borrower and is not dismissed or stayed within thirty (30) days (provided that no Loans will be made prior to the dismissal of such proceeding); (g) any material money judgment, writ of attachment, garnishment, execution or other legal process be entered against Borrower or issued against any material property of Borrower which is not fully covered by insurance (subject to reasonable deductibles) and remains unvacated, unbonded, unstayed or unpaid or undischarged for more than fifteen (15) days (whether or not consecutive) or in any event later than five (5) days prior to the date of any proposed sale thereunder, or if any assessment for taxes against Borrower other than against any of its real property, is made by the Federal or State government or any department thereof; or (h) any change in Borrower's financial condition, prospects or operations which has a Material Adverse Effect. Upon the occurrence and during the continuance of an event of Default, Bank may, at its option and without demand first made and without notice to Borrower, do any one or more of the following: (i) terminate its obligation to make loans to Borrower as provided in Section 1 hereof; (ii) declare all sums secured hereby immediately due and payable; (iii) immediately take possession of the Collateral wherever it may be found, using all necessary force so to do, or require Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower to assemble the Collateral and make it available to Bank at a place designated by Bank which is reasonably convenient to Borrower and Bank, and Borrower waives all claims for damages due to or arising from or connected with any such taking; (iv) proceed in the foreclosure of Bank's security interest and sale of the Collateral in any manner permitted by law, or provided for herein;
(v) sell, lease or otherwise dispose of the Collateral at public or private sale, with or without having the Collateral at the place of sale, and upon terms and in such manner as Bank may determine, and Bank may purchase same at any such sale; (vi) retain the Collateral in full satisfaction of the obligations secured thereby to the extent permitted under the Uniform Commercial Code; or (vii) exercise any remedies of a secured party under the Uniform Commercial Code. Prior to any such disposition, Bank may, at its option, cause any of the Collateral to be repaired or reconditioned in such manner and to such extent as Bank may deem advisable, and any sums expanded therefor by Bank shall be repaid by Borrower and secured hereby. Bank shall have the right to enforce one or more remedies hereunder successively or concurrently, and any such action shall not estop or prevent Bank from pursuing any further remedy which it may have hereunder or by law. If a sufficient sum is not realized from any such disposition of the Collateral to pay all obligations secured by this Loan Agreement, Borrower hereby promises and agrees to pay Bank any deficiency.

     17. COLLECTION OF ACCOUNTS BY BANK. After and during the continuance of an Event of Default Bank may, without prior notice to Borrower, collect the Accounts and may give notice of assignment to any and all account debtors, and after and during the continuance of an Event of Default, Borrower does hereby make, constitute and appoint Bank its irrevocable, true and lawful attorney with power (a) to receive, open and dispose of all mail addressed to Borrower, (b) to endorse the name of Borrower upon any checks or other evidences of payment that may come in the possession of Bank upon the Accounts, (c) to endorse the name of Borrower upon any document or instrument relating to the Collateral, in its name or otherwise, (d) to demand, sue for, collect and give acquaintances for any and all moneys due or to become due upon the Accounts, (e) to compromise, prosecute or defend any action, claim or proceeding with respect thereto and (f) to do any and all things necessary and proper to carry out the purpose herein contemplated.

     18. RECORDS RETENTIONS. If Borrower refuses to accept their return, Borrower authorizes Bank to destroy all invoices, delivery receipts, reports and other types of documents and records submitted to Bank in connection with the transactions contemplated herein at any time subsequent to four (4) months from the time such items are delivered to Bank.

     19. NO ORIGINAL ISSUE DISCOUNT. Borrower and Bank hereby acknowledge and agree that the warrant (the "Warrant") to purchase stock transferred to Bank under the Warrant to Purchase Stock is part of an investment unit within the meaning of Section 1273(c)(2) of the Internal Revenue Code which includes the Loans. Borrower and Bank further agree as between

Borrower and Bank, that the fair market value of the Warrant is equal to US$1,000.00 and that, pursuant to Treas. Reg. (S) 1.1273-2(h). US$1,000.00 of the issue price of the investment unit will be allocable to the Warrant and the balance shall be allocable to the Loans. Borrower and Bank agree to prepare their federal income tax returns in a manner consistent with the foregoing agreement, pursuant to Treas. Reg. (S) 1.1273, the original issue discount on the Loans shall be considered to be zero.

     20. CONFIDENTIALITY. Bank shall not disclose to any Person any information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Loan Agreement or any other Loan Document, except that Bank may disclose any such information (a) to its own directors, officers, employees, auditors, counsel and other professional advisors and to its affiliates if Bank in its sole discretion determines that any such party should have access to such information; (b) if such information is generally available to the public; (c) if required or appropriate in any report, statement or testimony submitted to any governmental authority having or claiming to have jurisdiction over Bank;
(d) if required or appropriate in respect to any summons or subpoena or in connection with any litigation, to the extent permitted or deemed advisable by counsel; (e) to comply with any requirement or law applicable to Bank; (f) to the extent necessary in connection with the exercise of any right or remedy under any Loan Document; (g) to any participant or assignee of Bank or any prospective participant or assignee, provided that such participant or assignee or prospective participant or assignee agrees in writing to be bound by this
Section 20 prior to disclosure; or (h) otherwise with the prior consent of Borrower; provided, however, that any disclosure made in violation of this Loan Agreement or any other Loan Document shall not affect the obligations of Borrower or any of its Subsidiaries under this Loan Agreement or the other Loan Documents.

     21. ATTORNEYS FEES. Borrower agrees to reimburse Bank up to $5,000.00 for its reasonable attorneys' fees and expenses incurred in connection with the negotiation, preparation, execution and delivery of the Loan Documents.

     22.  MISCELLANEOUS PROVISIONS.

          A. Nothing herein shall in any way limit the effect of the conditions set forth in any other security or other agreement executed by Borrower, but each and every condition hereof shall be in addition thereto.

          B. No failure or delay on the part of Bank, in the exercise of any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

          C. All rights and remedies existing under this Loan Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          D. All headings and captions in this Loan Agreement and any related documents are for convenience only and shall not have any substantive effect.

          E. This Loan Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law.


          F. This Loan Agreement may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.


BANK:                                        BORROWER:

Imperial Bank                                Salon Internet, Inc.,
                                             a California corporation

By:    /s/ Authorized Officer                By:    /s/ Authorized Officer
   ---------------------------                   ---------------------------
Name:  Authorized Officer                    Name:  Authorized Officer
     -------------------------                    --------------------------
Title: Title                                 Title: Title
      ------------------------                     -------------------------

     LIST OF EXHIBITS AND SCHEDULES
     ------------------------------

     EXHIBIT A:  Definitions

          SCHEDULE 1 to EXHIBIT A: List of Specific Permitted Indebtedness

          SCHEDULE 2 to EXHIBIT A: List of Specific Permitted Liens

     EXHIBIT B:  Compliance Certificate

                                   EXHIBIT A

                                  DEFINITIONS


     "ACCOUNTS" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered no matter how evidenced, including accounts receivable, contract rights, chattel paper, instruments, purchase orders, notes, drafts, acceptances, general intangibles and other forms of obligations and receivables.

     "CAPITAL LEASE" means, as to any Person, any lease of any Property by such Person as lessee that is, or should be in accordance with Financing Accounting Standards Board Statement No. 13, classified and accounted for as a "capital lease" on the balance sheet of such Person prepared in accordance with GAAP.

     "CAPITAL LEASE OBLIGATION" means, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

     "COLLATERAL" means any and all personal property of Borrower which is assigned or hereafter is assigned to Bank as security or in which Bank now has or hereafter acquires a security interest hereunder (including, without limitation, the Accounts), or pursuant to the terms of the General Security Agreement, the Intellectual Property Security Agreement or otherwise.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including, without limitation, any such obligation for which that Person is in effect liable through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, capital stock purchases, capital contributions or otherwise), or to maintain the solvency of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation, services or lease regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof. The amount of any Contingent Obligation of any Person shall be deemed to be an amount equal to the maximum amount of such Person's liability with respect to the stated or determinable amount of the primary obligation for which such Contingent Obligation is incurred or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder).

     "EVENT OF DEFAULT" has the meaning set forth in Section 16.

     "EQUIPMENT MATURITY DATE" has the meaning set forth in Section 1A.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other Person as may be approved by the significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

     "GENERAL SECURITY AGREEMENT" means that certain General Security Agreement (Tangible and Intangible Personal Property) dated of even date herewith, made by Borrower in favor of Bank.

     "INDEBTEDNESS" means, as to any Person, without duplication, (a) all indebtedness of such Person for borrowed money, including, without limitation, all of such indebtedness outstanding under this Loan Agreement and any of the other Loan Documents, (b) all Capital Lease Obligations of such Person, (c) to the extent of the outstanding indebtedness thereunder, any obligation of such Person representing an extension of credit to such Person, whether or not for borrowed money, (d) any obligation of such Person for the deferred purchase price of Property or services (other than (i) trade or other accounts payable in the ordinary course of business in accordance with customary industry terms and
(ii) deferred franchise fees), (e) all Contingent Obligations, (f) any obligation of such Person of the nature described in clauses (a), (b), (c), (d) or (e) above, that is secured by a Lien on assets of such Person and which is non-recourse to the credit of such Person, but only to the extent of the fair market value of the assets so subject to the Lien, (g) obligations of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (h) any obligation of such Person to reimburse the issuer of any letter of credit issued for the account of such Person upon which a draw has been made and (i) any lease having the effect of indebtedness, whether or not the same shall be treated as such on the balance sheet of Borrower under GAAP.

     "IP SECURITY AGREEMENT" means that certain Collateral Assignment, Patent Mortgage and Security Agreement dated of even date herewith, made by Borrower in favor of Bank.

     "LIEN" means any mortgage, pledge, security interest, lien or other charge or encumbrance, including the lien or retained security title of a conditional vendor, upon or with respect to any property or assets.

     "LOAN ACCOUNT" means collectively, the Equipment Loan Account and the Working Capital Loan Account.

     "LOAN DOCUMENTS" means this Loan Agreement, the General Security Agreement, the IP Security Agreement, the Warrant to Purchase Stock, that certain Agreement to provide Insurance (Real or Personal Property) dated of even date herewith, each as executed by Borrower in favor of Bank, together with all other documents entered into or delivered pursuant to any of the foregoing.

     "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which
(a) has or could reasonably be expected to have such material adverse effect upon the validity or enforceability of any material provision of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise) or business operations of Borrower, (c) materially impairs or could reasonably be expected to materially impair the value or priority of Bank's security interest in any Collateral or (e) materially impairs or could reasonably be expected to materially impair the ability of Bank to enforce any of its legal remedies pursuant to the Loan Documents.

     "PERMITTED INDEBTEDNESS" means the following"

     (1) Indebtedness of Borrower or Indebtedness and Contingent Obligations of any affiliates or subsidiaries of Borrower ("Borrower's Subsidiaries") in favor of Bank arising under this Loan Agreement and the other Loan Documents;

     (2)  The existing Indebtedness and Contingent Obligations disclosed on
Schedule 1 attached hereto and incorporated herein by this reference; provided that the principal amount thereof is not increased and the terms thereof are not modified to impose more burdensome terms upon Borrower or any of Borrower's Subsidiaries;

     (3)  The Subordinated Debt;

     (4) Extensions, renewals or refinancings of Indebtedness permitted under this Loan Agreement, other than clause (3) immediately above;

     (5)  Accrued dividends on the preferred stock of Borrower;

     (6) Indebtedness and Contingent Obligations as permitted under this Loan Agreement;

     (7)  Interest rate and currency hedging agreements;

     (8) Guaranties of suppliers to Borrower's Subsidiaries in connection with the purchase of supplies in the ordinary course of business;

     (9) Guaranties of lease obligations incurred in the ordinary course of business and to the extent otherwise permitted hereunder;

     (10) Contingent Obligations constituting Permitted Liens; and

     (11) The Indebtedness referred to in clause (3)(a) of the definition of Permitted Liens.

     "PERMITTED LIENS" MEANS THE FOLLOWING:

     (1)  liens and security interests existing as of this date and disclosed in
Schedule 2 attached hereto and incorporated herein by this reference;

     (2) liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings;

     (3) liens and security interests (a) upon or in any equipment acquired or held by Borrower to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment and in an amount not greater than the purchase price thereof or (b) existing on such equipment at the time of its acquisition, provided that the lien and security interest is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment;

     (4) liens consisting of leases or subleases and licenses and sublicenses granted to others in the ordinary course of Borrower's business not interfering in any material respect with the business of Borrower and any interest or title of a lessor or licensor under any lease or license, as applicable;

     (5) liens securing claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like persons or entities imposed without action of such parties, provided that the payment thereof is not yet required.

     (6) liens incurred or deposits made in the ordinary course of Borrower's business in connection with worker's compensation, unemployment insurance, social security and other like laws;

     (7) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default;

     (8) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not interfering in any material respect with the ordinary conduct of Borrower's business.;

     (9) liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

     (10) liens that are not prior to Bank's security interest which constitute rights of set-off of a customary nature;

     (11) any interest or title of a lessor in equipment subject to any Capitalized Lease otherwise permitted hereunder; and

     (12) any liens arising from the filing of any financing statements relating to true leases otherwise permitted hereunder.

     "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

     "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, whether tangible or intangible.

     "SUBORDINATED DEBT" means indebtedness of Borrower, the payment of which is fully subordinated in time and right of payment to the Loans, and has been approved in Bank's sole and absolute discretion and in writing.

     "WARRANT TO PURCHASE STOCK" means that certain Warrant to Purchase
Stock issued as of the date hereof by Borrower to Bank in connection herewith.

     "WORKING CAPITAL MATURITY DATE" has the meaning set forth in Section
1B.

SCHEDULE 1 TO EXHIBIT A


                        SPECIFIC PERMITTED INDEBTEDNESS

                           (List or indicate "None")

                            SCHEDULE 2 TO EXHIBIT A

                           SPECIFIC PERMITTED LIENS


                           (List or indicate "None")

                       FIRST AMENDMENT TO LOAN AGREEMENT


     THIS FIRST AMENDMENT TO LOAN AGREEMENT ("First Amendment") is made and entered into as of April 13, 1998, by and among SALON INTERNET, INC., a California corporation ("Borrower"), and IMPERIAL BANK ("Bank").

                                   RECITALS

     A. Bank agreed to make loans to Borrower in the maximum principal amount of $500,000.00 pursuant to the terms of that certain Security and Loan Agreement dated as of April 14, 1997 (the "Existing Loan Agreement"), entered into between Borrower and Bank.

     B. Bank has agreed to make (1) revolving loans to Borrower in the maximum principal amount of $1,000,000.00 and (2) an equipment term loan to Borrower in the maximum principal amount of $300,000.00 pursuant to the terms of that certain Loan Agreement dated of even date herewith (the "New Loan Agreement"), entered into between Borrower and Bank.

     C. Borrower and Bank desire to amend certain provisions of the Existing Loan Agreement all in accordance with the terms set forth in this First Amendment.

     D. This First Amendment and the Loan Documents (as defined in the Existing Loan Agreement), together with all other documents entered into or delivered pursuant to any of the foregoing, in each case as originally executed or as the same may from time to time be modified, amended, supplemented, restated or superseded are hereinafter collectively referred to as the "Existing Loan Documents."

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, and to induce Bank to enter into the New Loan Agreement, Borrower and Bank hereby agree to amend the Existing Loan Documents as follows:

     1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Existing Loan Agreement have the same meaning when used herein.

     2. AMENDMENT TO EXISTING LOAN AGREEMENT. The Existing Loan Agreement is hereby amended as follows:

          2.1 SECTIONS 13.A. AND 13.B. of the Existing Loan Agreement are hereby deleted in their entirety and the following paragraphs substituted therefor:

          "A. At all times, maintain a Minimum Tangible Net Worth (meaning all assets, excluding any value for goodwill, trademarks, patents, copyrights, organization expense and other similar intangible items, less all liabilities, plus Subordinated Debt) of not less than (1) $500,000.00 through July 31, 1998 and (2) $4,000,000.00 thereafter;

          A. At all times maintain a Maximum Ratio of Total Liabilities (meaning all liabilities, excluding Subordinated Debt) to Tangible Net Worth (as defined in Section 10.A. hereof) not to exceed (1) 1.50:1.00 through July 31, 1998 and (2) 1.00:1.00 thereafter;

          B. At all times maintain a Minimum Quick Ratio (meaning all cash plus Accounts divided by current liabilities) of not less than (1) 1.25:1.00 through July 31, 1998 and (2) 2.00:1.00 thereafter;"

          2.2 SECTIONS 13.C. of the Existing Loan Agreement is hereby deleted in its entirety and the following paragraph substituted therefor:

          "D.  As soon as it is available, but not later than one hundred twenty
     (120) days after the end of Borrower's fiscal year, deliver to Bank unqualified copies of Borrower's consolidated financial statements together with changes in financial position audited by an independent certified public accountant selected by Borrower but acceptable to Bank;"

          2.3 SECTIONS 13.D., 13.E. and 13.F. of the Existing Loan Agreement are hereby renumbered as Sections 13.E., 13.F. and 13.G., respectively.

          2.4 SECTION 16 of the Existing Loan Agreement is hereby amended to add the following subparagraph (i) as an additional Event of Default thereunder:

          "or (i) an "Event of Default" occurs under the New Loan Agreement."

          2.5 EXHIBIT B of the Existing Loan Agreement is hereby deleted in its entirety and replaced with the Exhibit B attached hereto and incorporated herein
                               ---------
by this reference.

     3. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that its representations and warranties in the Existing Loan Documents continue to be true and complete in all material respects as of the date hereof after giving effect to this First Amendment (except to the extent such specifically relate to another date or as specifically described on Schedule 1 attached hereto and incorporated herein by this reference) and that the execution, delivery and performance of this First Amendment are duly authorized, do not require the consent or approval of any governmental body or regulatory authority and are not in contravention of or in conflict with any law or regulation or any term or provision of any other agreement entered into by Borrower.

     4. CONDITIONS PRECEDENT. The legal effectiveness of this First Amendment is subject to the satisfaction of all of the following conditions precedent:

          (a) EXECUTED FIRST AMENDMENT. Bank shall have received this First Amendment duly executed and delivered by Borrower.

          (b) INTELLECTUAL PROPERTY COLLATERAL UPDATE. Bank shall have received schedules and other documents updating descriptions of Borrower's intellectual property position as Bank shall have requested, all in form appropriate for filing of the same with appropriate authorities.

          (c) RESOLUTIONS AND OTHER CORPORATE DOCUMENTS OF BORROWER. Bank shall have received resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this First Amendment and to deliver such other corporate documents as Bank shall reasonably request.

          (d) FINANCIAL CONDITION. There shall have occurred no material adverse change in the financial condition or prospects of Borrower as shown on the most recent financial statements submitted to Bank or disclosed to Bank, respectively, and relied upon by Bank in entering into this First Amendment.

          (e) NO DEFAULT. There shall have occurred no Event of Default that remains uncured and is continuing under any of the Existing Loan Documents.

          (f) PAYMENT OF FEES. Bank shall have received reimbursement from Borrower of its costs and expenses incurred (including, without limitation, its attorneys' fees and expenses) in connection with this First Amendment and the transactions contemplated hereby.

          (g) OTHER DOCUMENTS. Bank shall have received such other documents, information and items from Borrower as it shall reasonably request to effectuate the transactions contemplated hereby.

     5.   RELEASE AND WAIVER.

          (a) Borrower hereby acknowledges and agrees that: (1) it has no claim or cause of action against Bank or any parent, subsidiary or affiliate of Bank, or any of Bank's officers, directors, employees, attorneys or other representatives or agents (all of which parties other than Bank being, collectively, "Bank's Agents") in connection with the Existing Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (2) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Bank; and (3) it recognizes that Bank has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower.

          (b) Although Bank regards its conduct as proper and does not believe Borrower to have any claim, cause of action, offset or defense against Bank or any of Bank's Agents in connection with the Existing Loan Documents, the loans thereunder or the transactions contemplated therein, Bank wishes and Borrower agrees to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Bank. Therefore, Borrower unconditionally releases and waives (1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind to Bank or of any of Bank's Agents to Borrower, except the obligations remaining to be performed by Bank as expressly stated in the Existing Loan Agreement, this First Amendment and the other Existing Loan Documents executed by Bank; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Bank or of any of Bank's Agents to Borrower (and any rights of Borrower against Bank) besides those expressly stated in the Existing Loan Agreement, this First Amendment and the other Existing Loan Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Bank or any of Bank's Agents, whether known or unknown, which is different from or in addition to the express terms of the Existing Loan Agreement, this First Amendment or any of the other Existing Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Bank or any of Bank's Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this First Amendment or which could arise concurrently with the effectiveness of this First Amendment.

          (c)  Borrower agrees that it understands the meaning and effect of
Section 1542 of the California Civil Code, which provides:

               Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

BORROWER AGREES TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS FIRST AMENDMENT IN FAVOR OF BANK AND BANK'S AGENTS, AND BORROWER HEREBY WAIVES AND RELEASES ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, BORROWER WAIVES AND RELEASES (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS FIRST AMENDMENT.

     6. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this First Amendment, the terms and conditions of the Existing Loan Agreement and the other Existing Loan Documents shall remain in full force and effect. This First Amendment and the other Existing Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the Existing Loan Documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Bank to Borrower and/or its affiliates.

     7. COUNTERPARTS; EFFECTIVENESS. This First Amendment may be executed in any number of counterparts, each of which when so delivered shall be deemed an original, but all such counterparts taken together shall constitute but one and the same instrument. Each such agreement shall become effective upon the execution of a counterpart hereof or thereof by each of the parties hereto and telephonic notification that such executed counterparts has been received by Borrower and Bank.

     IN WITNESS WHEREOF, each of the parties hereto has caused this First Amendment to be executed and delivered by its duly authorized officer as of the date first written above.

                                   BORROWER

                                   SALON INTERNET, INC.,
                                   a California corporation


                                   By: /s/ Authorized Officer
                                      -----------------------------
                                   Printed Name: AUTHORIZED OFFICER
                                                -------------------
                                   Title: Title
                                         --------------------------

                                   BANK

                                   IMPERIAL BANK

                                   By: /s/ Authorized Officer
                                      -----------------------------
                                   Printed Name: AUTHORIZED OFFICER
                                                -------------------
                                   Title: Title
                                         --------------------------

                                  SCHEDULE 1

           Schedule of Exceptions to Representations and Warranties


                           (List or indicate "NONE")

                                   EXHIBIT B

                            COMPLIANCE CERTIFICATE


     The consolidated financial statements dated as of ___________________ of SALON INTERNET, INC., a California corporation ("Borrower") attached hereto and submitted to IMPERIAL BANK ("Bank") pursuant to that certain Loan Agreement dated as of April 14, 1997, entered into between Borrower and Bank, as amended by that certain First Amendment to Loan Agreement dated as of April 13, 1998 (collectively, the "Loan Agreement"), are in compliance with all financial covenants (unless otherwise noted below) as specified in Section 13 therein, as follows:

--------------------------------------------------------------------------------
COVENANT:                                                   ACTUAL:

--------------------------------------------------------------------------------
A.   Minimum Tangible Net Worth of:
     -----------------------------

     $500,000.00 through July 31, 1998

     $4,000,000 thereafter
--------------------------------------------------------------------------------
B.   Maximum Liabilities to Tangible Net Worth Ratio:
     -----------------------------------------------

     1.50:1.00 through July 31, 1998

     2.00:1.00 thereafter
--------------------------------------------------------------------------------
C.   Minimum Quick Ratio:
     -------------------

     1.25:1.00 through July 31, 1998

     2.00:1.00 thereafter
--------------------------------------------------------------------------------

Exceptions: (if none, so state):

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


The undersigned authorized officer of Borrower hereby certifies that Borrower is in complete compliance with the terms and conditions of the Loan Agreement for the period ending _________________________, _____, and as of the date of this Compliance Certificate the representations and warranties stated therein are true, accurate and complete as of the date hereof (except as to those representations and warranties which specifically reference a particular date and except as noted above).

The undersigned further certifies that s/he knows of no pending conditions which may cause an Event of Default (as defined in the Loan Agreement) to exist in the next thirty (30) days. The required support documents for this certification are attached and prepared in accordance with GAAP consistently applied.


Date: _______________                   SALON INTERNET, INC.,
                                        a California corporation


                                        By:__________________________
                                        Name:________________________
                                        Title:_______________________

                        AGREEMENT TO PROVIDE INSURANCE
                          (REAL OR PERSONAL PROPERTY)

TO:  IMPERIAL BANK                                         Date:  April 13, 1998
     226 Airport Parkway                          Borrower: SALON INTERNET, INC.
     San Jose, California 95110

     In consideration of loans in the aggregate principal amount not to exceed $1,300,000.00 ("Loans"), secured by all tangible personal property of the undersigned, including inventory and equipment, the undersigned agrees to obtain adequate insurance coverage to remain in force during the term of the Loans.

     The undersigned also agrees to advise the below named agent to add IMPERIAL BANK ("Bank") as a loss payee on the new or existing insurance policy, and to furnish Bank at the above address with a copy of said policy/endorsements and any subsequent renewal policies.

     The undersigned understands that the policy must contain:

     1.   Fire and extended coverage in an amount sufficient to cover:

          (a)  The amount of the Loans, OR

          (b)  All existing encumbrances, whichever is greater.

     But not in excess of the replacement value of the Improvements on the real property.

     2. A Lender's "Loss Payable" Endorsement Form 438 BFU in favor of IMPERIAL BANK, or any other form acceptable to Bank.

                             INSURANCE INFORMATION

Insurance Co./Agent: _______________________      Telephone No.:________________

Agent's Address:________________________________________________________________

                                             BORROWER

                                             SALON INTERNET, INC.,
                                             a California corporation


                                             By:_______________________________
                                             Printed Name:_____________________
                                             Title:____________________________

================================================================================
------------------------------------------------
               FOR BANK USE ONLY

INSURANCE VERIFICATION:       Date:____________
Person spoken to:______________________________
Policy Number:_________________________________
Effective Form:____________ To: _______________
Verified By:___________________________________
------------------------------------------------

                                 IMPERIAL BANK
                                  MEMBER FDIC


                         AUTOMATIC DEBIT AUTHORIZATION


TO:  IMPERIAL BANK

RE:  LOAN # __________________________

You are hereby authorized and instructed to charge Account No. 20-002-379 in the name of SALON INTERNET, INC. for principal and/or interest payments due on the above referenced loan as set forth below and credit the loan referenced above.

     [X] Debit each interest payment as it becomes due according to the terms of that certain Loan Agreement dated of even date herewith, and any renewals or amendments thereof.

     [X] Debit each principal payment as it becomes due according to the terms of that certain Loan Agreement dated of even date herewith, and any renewals or amendments thereof.

This Authorization is to remain in full force and effect until revoked in writing.

--------------------------------------------------------------------------------
Borrower Signature:                               Date: April 13, 1998

SALON INTERNET, INC.,
a California corporation


By:____________________________________
Printed Name:__________________________
Title:_________________________________

--------------------------------------------------------------------------------

                                 IMPERIAL BANK
                                  Member FDIC

                     CORPORATE RESOLUTION REGARDING CREDIT




OFFICE:  Emerging Growth Industries    ADDRESS: 226 Airport Parkway, San Jose,
                                                CA 95110


     RESOLVED, that SALON INTERNET, INC., a California corporation (the "Corporation"), borrow from IMPERIAL BANK hereinafter referred to as "Bank", from time to time, such sums of money as, in the judgment of the officer or officers hereinafter authorized, this Corporation may require; provided that the aggregate amount of such borrowing, pursuant to this resolution, shall not at any one time exceed the principal sum of ONE MILLION THREE HUNDRED THOUSAND DOLLARS ($1,300,000.00), in addition to such amount as may be otherwise authorized;

     RESOLVED FURTHER, that any one (1) of the following named officers



__________________________________       the__________________________________

__________________________________       the__________________________________

__________________________________       the__________________________________


of this Corporation (the officer or officers acting in combination, authorized to act pursuant hereto being hereinafter designated as "authorized officers"), be and he/she/they is/are hereby authorized, directed and empowered, for and on behalf and in the name of this Corporation (1) to execute and deliver to Bank such notes or other evidences of indebtedness of this Corporation for the monies so borrowed, with interest thereon, as Bank may require, and to execute and deliver, from time to time, renewals or extensions of such notes or other evidences of indebtedness; (2) to grant a security interest in, transfer, or otherwise hypothecate or deed in trust for Bank's benefit and deliver by such instruments in writing or otherwise as may be demanded by Bank, any of the property of this Corporation as may be required by Bank to secure the payment of any notes or other indebtedness of this Corporation or third parties to Bank, whether arising pursuant to this resolution or otherwise; and (3) to perform all acts and execute and deliver all instruments which Bank may deem necessary to carry out the purposes of this resolution;

     RESOLVED FURTHER, that said authorized officers be and he/she/they is/are hereby authorized and empowered, and that any ________ (____) of said authorized officers be and he/she/they is/are hereby authorized and empowered (1) to discount with or sell to Bank conditional sales contracts, notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness payable to this Corporation, upon such terms as may be agreed upon by them and Bank, and to endorse in the name of this Corporation said notes, acceptances, drafts, bailment agreements, leases, receivables and evidences of indebtedness so discounted, and to guarantee the payment of the same to Bank, and (2) to apply for and obtain from Bank letters of credit and in connection therewith to execute such agreement, applications, guarantees, indemnities and other financial undertakings as Bank may require;

     RESOLVED FURTHER, that said authorized officers are also authorized to direct the disposition of the proceeds of any such obligation, and to accept or direct delivery from Bank of any property of this Corporation at any time held by Bank;

     RESOLVED FURTHER, that the authority given hereunder shall be deemed retroactive and any and all acts authorized hereunder performed prior to the passage of this resolution are hereby ratified and affirmed;

     RESOLVED FURTHER, that this resolution will continue in full force and effect until Bank shall receive official notice in writing from this Corporation of the revocation thereof by a resolution duly adopted by the Board of Directors of this Corporation, and that the classification of the Secretary of this Corporation as to the signatures of the above named persons shall be binding on this Corporation.

     I, _________________________, secretary of the Corporation, duly organized and existing under the laws of the State of California, do hereby certify that the foregoing is a full, true and correct copy of a resolution of the Board of Directors of the Corporation, duly and regularly passed and adopted by the Board of Directors of the Corporation.

     I further certify that said resolution is still in full force and effect and has not been amended or revoked, and that the specimen signatures appearing below are the signatures of the officers authorized to sign for this Corporation by virtue of said resolution.

     Executed as of April 13, 1998.




                                        ____________________________________
                                        ______________________, Secretary




                            AUTHORIZED SIGNATURES:



__________________________________     Signature:_____________________________

__________________________________     Signature:_____________________________

__________________________________     Signature:_____________________________

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.


                           WARRANT TO PURCHASE STOCK

Corporation:               Salon Internet, Inc., a California Corporation
Number of Shares:          23,734 (subject to Section 1.8)
Class of Stock:            Series B Preferred (subject to Section 1.8)
Initial Exercise Price:    $1.58 per share (subject to Section 1.8)
Issue Date:                ________________, 1998
Expiration Date:           ________________, 2005 (Subject to Article 4.1)


THIS WARRANT CERTIFIES THAT, in consideration of the payment of $1.00 and for other good and valuable consideration, IMPERIAL BANK or registered assignee ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of securities (the "Shares") of the corporation (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth of this Warrant.

ARTICLE 1.  EXERCISE.
            --------

     1.1    Method of Exercise.  Holder may exercise this Warrant by delivering
            ------------------
this Warrant and a duly executed Notice of Exercise in substantially the form attached as Appendix I to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

     1.2    Conversion Right. In lieu of exercising this Warrant as specified in
            ----------------
Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

     1.3    No Fractional Shares.  No fractional shares shall be issued upon
            --------------------
exercise or conversion of this Warrant. The company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to the fair market value of a Share (as determined pursuant to Section 1.4) multiplied by such fraction.

     1.4  Fair Market Value.  If the Shares are traded regularly in a public
          -----------------
market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not regularly traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors by an amount equal to or greater than the lesser of (i) 10% of the valuation made by the Board of Directors or (ii) $0.50 per share, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

     1.5  Delivery of Certificate and New Warrant.  Promptly after Holder
          ---------------------------------------
exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.

     1.6  Replacement of Warrants.  On receipt of evidence reasonably
          -----------------------
satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, or surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

     1.7  Repurchase on Sale, Merger, or Consolidation of the Company.
          -----------------------------------------------------------

          1.7.1  "Acquisition".  For the purpose of this Warrant, "Acquisition"
                 -------------
means any sale, license, or other disposition of all or substantially all of the assets (including intellectual property) of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

          1.7.2  Assumption of Warrant.  If after the date hereof the Company
                 ---------------------
shall enter into any Acquisition, then, as a condition of such Acquisition, lawful provisions shall be made, and duly executed documents evidencing the same from the Company or its successor shall be delivered to Holder, so that Holder shall thereafter have the right to purchase, at a total price not to exceed that payable upon the exercise of this Warrant in full, the kind and amount of shares of stock and other securities and property receivable upon such Acquisition by a holder of the number of Shares which might have been purchased by the Holder immediately prior to such Acquisition, and in any such case appropriate provisions shall be made with respect to the rights and interest of Holder to the end that the provisions hereof (including without limitation, provisions for the adjustment of the Warrant Price and the number of shares issuable hereunder) shall thereafter be applicable in relation to any shares of stock or other securities and property thereafter deliverable upon exercise hereof.

          1.7.3  Purchase Right.  Notwithstanding the foregoing, at the election
                 --------------
of Holder, the Company shall purchase the unexercised portion of this Warrant for cash upon the closing of any Acquisition for an amount equal to (a) the fair market value of any consideration that would have been received by Holder in consideration of the Shares had Holder exercised the unexercised portion of this Warrant immediately before the record date for determining the shareholders entitled to participate in the proceeds of the Acquisition, less (b) the aggregate Warrant Price of the Shares, but in no event less than zero; provided, however, that the purchase right under this Section 1.7.3 shall not be effective if the accountants for the Company determine that it would result in the disallowance of pooling of interest treatment.

     1.8    Adjustment in Underlying Preferred Stock Price and Exercise Price.
            -----------------------------------------------------------------
If on or before August 31, 1998, the Company sells and issues to any investors, preferred stock with aggregate gross proceeds to the Company of at least $2,500,000, this Warrant shall concurrent with the issuance of such shares of preferred stock automatically be adjusted to instead be exercisable for shares of the same series and class and bearing the same rights, preferences, and privileges, of such shares of stock, with the Warrant Price hereunder adjusted to equal the per share purchase price of such stock, and the number of such shares subject to this Warrant adjusted to equal (i) thirty-seven thousand, five hundred dollars ($37,500), divided by (ii) such modified per share Warrant Price.

ARTICLE 2.  ADJUSTMENTS TO THE SHARES.
            -------------------------

     2.1    Stock Dividends, Splits, Etc.  If the Company declares or pays a
            ----------------------------
dividend on its common stock (or the Shares if the Shares are securities other than common stock) payable in common stock, or other securities, subdivides the outstanding common stock into a greater amount of common stock, or, if the shares are securities other than common stock. subdivides the Shares in a transaction that increases the amount of common stock into which the Shares are convertible, then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

     2.2    Reclassification, Exchange or Substitution.  Upon any
            ------------------------------------------
reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant, Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to common stock pursuant to the terms of the Company's Articles of Incorporation upon the closing of a registered public offering of the Company's common stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

     2.3   Adjustments for Combinations, Etc.  If the outstanding Shares are
           ---------------------------------
combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Warrant Price shall be proportionately increased.

     2.4   Adjustments for Diluting Issuances.  The Warrant Price and the number
           ----------------------------------
of Shares issuable upon exercise of this Warrant or, if the shares are Preferred Stock, the number of shares of common stock issuable upon conversion of the Shares, shall be subject to adjustment, from time to time, in the manner set forth on Exhibit A attached hereto in the event of Diluting Issuances (as
         ---------
defined on Exhibit A).
           ---------

     2.5   No Impairment. The Company shall not, by amendment of its Articles of
           -------------
Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out all the provisions of this Article 2 and in taking all such action as may be necessary or appropriate to protect Holder's rights under this Article against impairment. If the Company takes any action affecting the Shares or its common stock other than as described above that adversely affects Holder's rights under this Warrant, the Warrant Price shall be adjusted downward and the number of Shares issuable upon exercise of this Warrant shall be adjusted upward in such a manner that the aggregate Warrant Price of this Warrant is unchanged.

     2.6   Certificate as to Adjustments.  Upon each adjustment of the Warrant
           -----------------------------
Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.
           --------------------------------------------

     3.1   Representations and Warranties.  The Company hereby represents and
           ------------------------------
warrants to the Holder as follows:

           (a) The initial Warrant Price referenced on the first page of this Warrant is not greater than the price per share at which the Shares were last issued in an arms length transaction in which at least $500,000 of the shares were sold.

           (b) All Shares which may be issued upon the exercise of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Series B Preferred Stock (subject to Article 1.8) to provide for the exercise of the rights represented by this Warrant and a sufficient number of shares of its Common Stock to provide for the conversion of such Preferred Stock into Common Stock.

      3.2   Notice of Certain Events.  If the Company proposes at any time (a)
            ------------------------
to declare any dividend or distribution upon its common stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend;
(b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights;
(c) to effect any reclassification or recapitalization of common stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least ten days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of common stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least ten days prior written notice of the date when the same will take place (and specifying the date on which the holders of common stock will be entitled to exchange their common stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

      3.3   Information Rights.  So long as the Holder holds this Warrant and/or
            ------------------
any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all communiques to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and (c) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

      3.4   Registration Under Securities Act of 1933, as amended.  The Company
            -----------------------------------------------------
agrees that the Shares or, if the shares are convertible into common stock of the Company, such common stock, shall be subject to the registration rights set forth on Exhibit B hereto.
         ---------

ARTICLE 4.  MISCELLANEOUS.
            -------------



     4.1    Term:  Notice of Expiration.  This Warrant is exercisable, in whole
            ---------------------------
or in part, at any time and from time to time on or before the Expiration Date set forth above. To the extent that this Warrant has not been exercised on or before the Expiration Date, this Warrant shall automatically be deemed to be exercised in full pursuant to the provisions of Section 1.2, without any further action on behalf of Holder, on the Expiration Date.

     4.2  Legends.  This Warrant and the Shares (and the securities issuable,
          -------
directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4.3  Compliance with Securities Laws on Transfer.  This Warrant and the
          -------------------------------------------
Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to an affiliate of Holder or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder's notice of proposed sale.

     4.4  Transfer Procedure.  Subject to the provisions of Section 4.2, Holder
          ------------------
may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder, if applicable). Unless the Company is filing financial information with the SEC pursuant to the Securities Exchange Act of 1934, the Company shall have the right to refuse to transfer any portion of this Warrant to any person who directly competes with the Company.

     4.5  Notices.  All notices and other communications from the Company to the
          -------
Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such Holder from time to time.

     4.6  Waiver.  This Warrant and any term hereof may be changed, waived,
          ------
discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     4.7  Attorneys' Fees.  In the event of any dispute between the parties
          ---------------
concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

     4.8  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of California, without giving effect to its principles regarding conflicts of law.


                                           SALON INTERNET, INC.,

                                           By:_______________________________

                                           Name:_____________________________

                                           Title:_____________________________

                                  APPENDIX 1

                              NOTICE OF EXERCISE


     1. The undersigned hereby elects to purchase __________ shares of the Series B Preferred stock of Salon Internet, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

     1. The undersigned hereby elects to convert the attached Warrant into Shares/cash [strike one] in the manner specified in the Warrant. This conversion is exercised with respect to ___________ of the Shares covered by the Warrant.

     [Strike paragraph that does not apply.]

     2. Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

          Chief Financial Officer
          Controllers Department
          Imperial Bank or registered assignee
          P.O. Box 92991
          Los Angeles, CA 90009

     3. The undersigned represents it is acquiring the shares solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof except in compliance with applicable securities laws.

IMPERIAL BANK or registered assignee


_________________________________________
(Signature)


_________________________________________
(Date)

                                   EXHIBIT A
                                   ---------

                           Anti-Dilution Provisions
                           ------------------------


     In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of the Warrant, of securities at a price per share less than the Conversion Price for the preferred stock then acquirable under the Warrant, then the number of shares of common stock issuable upon conversion of the Shares shall be adjusted in accordance with those provisions (the "Provisions") of the Company's Articles (Certificate) of Incorporation which apply to Diluting Issuances.

     The Company agrees that the Provisions, as in effect on the Issue Date, shall be deemed to remain in full force and effect during the term of the Warrant notwithstanding any subsequent amendment, waiver or termination thereof by the Company's shareholders, unless all holders of the class of preferred stock then acquirable under Warrant are treated the same by such amendment, waiver or termination.

     Under no circumstances shall the aggregate Warrant Price payable by the Holder upon exercise of the Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                                   EXHIBIT B
                                   ---------

                              Registration Rights
                              -------------------


     The Warrant and the Shares issuable upon exercise of the Warrant shall be deemed to be "Registrable Right Securities" and the common stock issuable upon conversion of the Shares, shall be deemed "Registrable Securities" under the following agreement (the "Agreement") between the Company and its investor(s):

     The Rights Agreement dated December 22, 1995 by and among Salon Internet,
     -------------------------------------------------------------------------
Inc. and the holders of the Series A Preferred Stock and the holders of Common
------------------------------------------------------------------------------
Stock of the Company
--------------------

     By acceptance of the Warrant to which this Exhibit B is attached, Holder
                                                ---------
shall be deemed to be a party to the Agreement.

     The Company represents and warrants that all consents necessary to make Holder a party to the Agreement have been obtained.